UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 19, 2008

Wauwatosa Holdings, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51507	20-3598485
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11200 W Plank Ct, Wauwatosa, Wisconsin		53226
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	414-761-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

On February 20, 2008, Wauwatosa Holdings, Inc. issued a press release announcing its results of operations for the quarter and year ended December 31, 2007. A copy of the press release is being furnished to the Securities and Exchange Commission as Exhibit 99.1 attached to this report and incorporated by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On February 19, 2008, the Board of Directors of the Company approved the amended and restated Wauwatosa Savings Bank Deferred Compensation Plan (the "Plan"). Under the Plan, selected senior management and highly compensated employees, which may include the Company’s Named Executive Officers, are permitted to defer, until a future designated date, a portion of the compensation which may otherwise be payable to them at an earlier date. The Plan was amended and restated, effective retroactively September 1, 2006, to comply with the final treasury regulations issued under Section 409A of the Internal Revenue Code of 1986, as amended, in April 2007.

The Plan is included herein as Exhibit 10.1.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On February 19, 2008, in connection with the retirement of Board member, Barbara Coutley, the Board of Directors of the Company approved an amendment to the Company’s bylaws to reduce the authorized members of the Board of Directors of the Company from six to five members.

The Amended and Restated Bylaws, following the amendment, is included herein as Exhibit 3.2.

Item 9.01 Financial Statements and Exhibits.

(a) Not Applicable.

(b) Not Applicable.

(c) Not Applicable.

(d) Exhibits:
3.2: Amended and Restated Bylaws of Wauwatosa Holdings, Inc.
10.1: Amended and Restated Wauwatosa Savings Bank Deferred Compensation Plan
99.1: Press Release of Wauwatosa Holdings, Inc., dated February 20, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wauwatosa Holdings, Inc.

February 20, 2008	By:	Richard C. Larson

Name: Richard C. Larson
Title: CFO

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Exhibit Index

Exhibit No.	Description

3.2	Amended and Restated Bylaws
10.1	Amended and Restated Deferred Compensation Plan
99.1	Press Release - 2007 Earnings